EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

                                      State of            Other Names
     Name                           Incorporation       Used in Business
     ----                           -------------       ----------------


     Community Builders, Inc.          Colorado               None

     Arizona Avenue, L.L.C.            Colorado               None
      (50% ownership)